EXHIBIT 7(A)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement of the LSW Variable Life Insurance Account, a Separate Account of Life Insurance Company of the Southwest, on Form S-6 relating to the LSW Advantage policy, of our report dated February 28, 2002 relating to the financial statements of Life Insurance
Company of the Southwest, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP
Boston, Massachusetts
June 28, 2002